SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 31, 2009

 MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38th Street, New York, New York 10018
(Address of principal executive offices) (Zip Code)

(212) 239-8210
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Magnitude Information Systems, Inc. (the “Company”) merged with its two Delaware subsidiaries, Magnitude, Inc. and Kiwibox Media, Inc. and changed its corporate name to Kiwibox.Com, Inc. The corporate name change and mergers are effective today, December 31, 2009. The mergers and name change were accomplished in compliance with the Delaware General Corporation Law which permits a corporate name change in connection with a merger of a subsidiary without obtaining shareholder approval. Management of the Company authorized the mergers to eliminate the expenses and costs associated with corporate and tax filings for the subsidiaries. In addition, the corporate name change was adopted to align the Company’s corporate name with its main business, the Kiwibox.Com website.

Registrant issued the Press Release, attached hereto as Exhibit 99.1, announcing the developments disclosed in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.40
Certificate of Ownership and Merger of Kiwibox Media, Inc. with and into Magnitude Information Systems, Inc., including Corporate Name Change, dated December 15, 2009 and as filed with the Secretary of State of Delaware on December 17, 2009.

99.1	Press Release dated December 31, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
MAGNITUDE INFORMATION SYSTEMS, INC.
Dated: December 31, 2009	By	/s/ Joerg H. Klaube
Joerg H. Klaube
Chief Financial Officer